UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2011

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 6 and 8 are not applicable and therefore omitted.

ITEM 7.01     REGULATION FD DISCLOSURE.

Rimage Corporation (the “Company”) has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time on and after March 11, 2011 in presentations about the Company’s operations and performance. The Company may use the Presentation Materials in presentations to current and potential investors and others with an interest in the Company and its business. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials will also be posted in the Investor Relations section of the Company’s website, http://www.rimage.com/.

The information contained in the Presentation Materials is summary information that should be considered within the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so.

The information in this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibit furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By	/s/ James R. Stewart
James R. Stewart Chief Financial Officer

Date: March 11, 2011